UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on July 26, 2022, Pzena Investment Management, Inc., a Delaware corporation (the “Company” or “Pzena”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pzena Investment Management, LLC, a Delaware limited liability company (“PIM, LLC”), and Panda Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of PIM, LLC (“Merger Sub”), providing for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Transaction”).

On September 27, 2022, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Transaction (the “Proxy Statement”). As of October 20, 2022, two lawsuits have been filed in federal and state court by purported Pzena shareholders against the Company and members of the Board (collectively, the “Actions”) relating to the Transaction. The Actions, in the order by which they were filed, are: Garfield v. Pzena et al., No. 66283/2022 (N.Y. Sup. Ct. Oct. 4, 2022) and Plumley v. Pzena Investment Management, Inc. et al., 1:22-cv-01337-UNA (D. Del. Oct. 11, 2022). The Plumley Action, filed in federal court, generally alleges that the Proxy Statement misrepresented and/or omitted certain purportedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act and the rules promulgated thereunder. The Garfield Action, filed in state court, also names PIM, LLC as a defendant, and generally alleges state law claims for breach of fiduciary duty, failure to disclose, and aiding and abetting breach of fiduciary duty. The alleged material misstatements and omissions relate to, among other things: (i) certain financial projections of Pzena; (ii) certain financial analyses of the financial advisors to the special committee of the Board (the “Special Committee”); (iii) the financial interests of Pzena executives and Board members; (iv) the financial interests of the Special Committee’s financial advisors; and (v) certain statements concerning the process leading up to the Transaction. Plaintiffs generally seek, among other things, to enjoin Pzena from consummating the Transaction, or in the alternative, rescission of the Transaction and/or compensatory damages, as well as attorney’s fees.

As of October 20, 2022, six demand letters have been sent to the Company in connection with the Transaction. The demand letters were each sent on behalf of a purported Pzena shareholder, and each alleges similar deficiencies in the Proxy Statement as those noted in the complaints referenced above.

The Company believes that the claims asserted in the Actions and demand letters described above are without merit and that no additional disclosures were or are required under applicable law. However, to moot the unmeritorious disclosure claims, to avoid the risk of the actions described above delaying or adversely affecting the Transaction and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, the Company has determined to voluntarily make the following supplemental disclosures to the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Actions described above that any additional disclosure was or is required.

On October 10, 2022, A. Rama Krishna and the Krishna Family Trust, holders of Class B Units of PIM, LLC, filed suit against Pzena in the Delaware Court of Chancery in a case captioned Krishna v. Pzena Investment Management, Inc., C.A. No. 2022-0914-MTZ (Del. Ch.). Plaintiffs allege claims for breach of contract and breach of the covenant of good faith and fair dealing relating to the PIM, LLC Agreement. Plaintiffs seek declaratory and injunctive relief, including an injunction requiring Pzena to establish an exchange date for Class B members of PIM, LLC to convert their Class B Units to Class A shares of Pzena prior to the completion of the Transaction. Plaintiffs also seek a preliminary injunction enjoining the close of the Transaction. Pzena believes the claims asserted in this action are without merit.

Supplemental Disclosures to the Proxy Statement

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. For clarity, new text added to the Proxy Statement is shown in bold, underlined text, and text deleted from the Proxy Statement is shown in stricken-through text.

The section of the Proxy Statement entitled “Summary Term Sheet” is hereby amended and supplemented as follows:

The sixteenth line on page 1 of the Proxy Statement is hereby amended and supplemented as follows:

the special committee of the Board consisting of independent and disinterested directors Steven Galbraith as Chairman, Charles Johnson, Shavar Jeffries, and Richard Meyerowich, collectively, as the “Special Committee”;.

The section of the Proxy Statement entitled “Special Factors—Background of the Merger” is hereby amended and supplemented as follows:

The sixth paragraph on page 18 of the Proxy Statement is hereby amended and supplemented as follows:

In March 2022, in light of the Company’s reduced stock price and limited benefits of being a public company, the Board authorized the Company’s management to contact Party 2 again to see if they had an interest in resurrecting the discussions. On March 17th, Mr. Pzena contacted Party 2 and held a brief phone conversation on March 21st. Party 2 agreed to reconsider its interest and signed an updated confidentiality agreement, which included a customary standstill provision restricting Party 2 from taking certain actions with respect to the Company and its securities unless invited in writing by the Company. The confidentiality agreement did not prohibit Party 2 from making a confidential request to the Company to amend or waive the standstill provision. On April 9th, following an update of its prior analysis, Party 2 informed Mr. Pzena of its interest in making an offer to acquire the PZN Class A common stock.

The last paragraph on page 18 / first paragraph on page 19 of the Proxy Statement is hereby amended and supplemented as follows:

On April 13th, which was the next regularly scheduled Board meeting following these developments, Mr. Pzena updated the Board regarding the Party 2’s renewed interest and the potential for a debt-funded acquisition of the PZN Class A common stock by PIM, LLC. Among other things, Mr. Pzena noted the recent stock price performance and the current state of the business, noted his view that continuing as a public company provided little advantage given the high costs and low levels of liquidity for the PZN Class A common stock, and suggested that a transaction could be in the best interests of the Company’s stockholders. As a result, Mr. Pzena recommended exploring potential transactions, including the possibility of PIM, LLC making its own proposal to acquire the PZN Class A common stock. In light of these developments, and the differing interests that could arise between the owners of Class B units in PIM, LLC and the unaffiliated holders of PZN Class A common stock regardless of the form of transaction pursued, the Board determined to create the Special Committee, whose members were selected because of their independence and disinterestedness. The Special

Committee ~~which~~ was directed to hire its own financial advisors and legal counsel and would be responsible for considering, negotiating and recommending any such proposals on behalf of the holders of PZN Class A common stock.

The third full paragraph on page 19 of the Proxy Statement is hereby amended and supplemented as follows:

On May 18th, Mr. Pzena and Jessica Doran, Chief Financial Officer of the Company, presented management’s long-range forecast to the Board, including the members serving on the Special Committee, and updated the Board on industry conditions and on its outlook. Mr. Pzena explained the material assumptions used to prepare the long-range forecast, including the forecast of assets under management. Mr. Pzena further explained that those material assumptions included known inflows expected from new accounts, such as $2 billion expected from an additional sub-advisory mandate that would expand the firm’s relationship with Vanguard. The Board reviewed this forecast and authorized Ardea to share the forecast with Party 2 and PIM, LLC to share the forecast with a potential debt financing source in connection with PIM, LLC’s formulation of a proposal to the Company regarding a potential transaction.

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of Ardea Partners LP—Summary of Financial Analyses” is hereby amended and supplemented as follows:

The first full paragraph on page 33 of the Proxy Statement is hereby amended and supplemented as follows:

Unless the context indicates otherwise, for purposes of the financial analyses and reviews described below, Ardea calculated enterprise value (which we refer to as “EV”), as the relevant company’s common equity value, plus book value of preferred stock and debt, less cash and cash equivalents (which we refer to as “net debt”), plus, where applicable, adjusting for the book value of other debt-like items and non-controlling interests and equity investments, of the relevant company, based on (a) for each target company included in the selected change-of-control transactions, (i)(A) the implied value of the relevant target company’s common equity using the implied purchase price paid for such target company’s common equity in the relevant transaction and (B) the relevant target company’s net debt and other balance sheet items as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant transaction (in the case of transactions involving the acquisition of public companies) or otherwise (ii) the publicly announced EV for the target business at the time of announcement of the relevant transaction, (b) for each public company, (i) the market value of the relevant public company’s diluted equity, using closing stock prices on July 22, 2022 and (ii) the relevant company’s net debt and other balance sheet items as of such company’s most recently reported quarter end, and (c) for the Company, (i) diluted shares outstanding as of June 30, 2022, calculated using the treasury stock method~~;~~ (provided that PIM Class B-1 units were treated as equivalent to PIM Class B units), of approximately 87.9 million (based on the merger consideration of $9.60) and (ii) net debt and other balance sheet items as of June 30, 2022, which in the case of net debt was $(3) million, as adjusted per the guidance of the Company’s management as to excess cash and investments of approximately $3 million and $19 million, respectively, as well as adjusted to reflect the present value of projected future tax savings of approximately $2 million resulting from the tax receivable agreement, dated as October 30, 2007, by and among the Company, PIM, LLC and the members named therein (which we refer to as the “tax receivable agreement”). Unless the context indicates otherwise, references to (i) “EBITDA” are references to earnings before interest, taxes, depreciation and amortization and for each public company, and (ii) “LTM” are references to the latest twelve month period for which financial information was publicly available.

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of Ardea Partners LP—Discounted Cash Flow Analysis” is hereby amended and supplemented as follows:

The third full paragraph on page 33 of the Proxy Statement is hereby amended and supplemented as follows:

Ardea derived a range of implied equity values for the Company by discounting to present value as of June 30, 2022, (i) projected unlevered after tax net income from July 1, 2022 to December 31, 2027, discounted back to June 30, 2022, and (ii) a range of implied terminal values for the Company as of December 31, 2027, calculated by applying terminal multiples ranging from 8.0x to 12.0x to the estimate of the Company’s terminal year unlevered net income. For purposes of discounting to present value, Ardea used a range of discount rates from 9.5% to 11.0%, reflecting the Company’s estimated weighted average cost of capital using the capital asset pricing model (which we refer to as “CAPM”) and Ardea’s professional judgment and experience. Ardea then calculated a reference range of implied values per share of PZN Class A common stock using the net debt and other balance sheet items (as adjusted) and diluted share information described above, which resulted in an implied per share value of PZN Class A common stock ranging from $7.51 to $9.85, as compared to the closing stock price of PZN Class A common stock on July 22, 2022 of $6.84 and the merger consideration of $9.60.

The fourth full paragraph on page 33 of the Proxy Statement is hereby amended and supplemented as follows:

Ardea also performed the discounted cash flow analysis described above, but using the treasury stock method for calculating outstanding PIM Class B-1 units, as opposed to treating PIM Class B-1 units as equivalent to PIM Class B units. This alternative method (which we refer to as the “Class B-1 Treasury Stock Method”), resulted in an implied per share value of PZN Class A common stock ranging from $8.24 to $10.65, based on diluted shares outstanding as of June 30, 2022 of approximately 79.7 million (based on the merger consideration of $9.60).

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of Ardea Partners LP—Present Value of Future Stock Price and Dividends Analysis” is hereby amended and supplemented as follows:

The first paragraph on page 34 of the Proxy Statement is hereby amended and supplemented as follows:

Ardea derived a range of implied future values per share for shares of PZN Class A common stock at year end 2022, 2023, 2024, 2025, 2026 and 2027 by applying a range of implied multiples of price to earnings per share (which we refer to as “EPS”), of 8.0x to 12.0x, to the estimates of EPS (on a diluted basis) of PZN Class A common stock for 2022, 2023, 2024, 2025, 2026 and 2027, respectively, as reflected in the Projections. By applying discount rates of 10.0% and 11.0%, respectively, reflecting an estimate of the range of the Company’s cost of equity using CAPM and Ardea’s professional judgment and experience, Ardea discounted to present value, as of June 30, 2022, each of (i) the implied future values per share it derived for PZN Class A common stock described above, and (ii) the estimated distributions to be paid per share of PZN Class A common stock (assumed to be paid at year end each year) for each of 2022, 2023, 2024, 2025, 2026 and 2027, which estimated distributions were assumed to be 65% of estimated EPS of PZN Class A common stock for each respective year, based on PZN management’s targeted cash dividend payout ratio of between 60% and 70% of estimated EPS of PZN Class A common stock for each respective year, as reflected in the Projections (except for 2022, which estimated distribution was reduced by $0.03, reflecting the dividend per share of PZN Class A common stock paid on May 20, 2022). This analysis resulted in an implied per share value of PZN Class A common stock ranging from $5.97 to $9.53, as compared to the closing stock price of PZN Class A common stock on July 22, 2022 of $6.84 and the merger consideration of $9.60.

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of Ardea Partners LP—General” is hereby amended and supplemented as follows:

The fifth paragraph on page 39 of the Proxy Statement is hereby amended and supplemented as follows:

Ardea is engaged in underwriting services, private placements of securities, merger and acquisition advisory services, investment banking and other financial and non-financial activities and services for various persons and entities. Ardea and its employees and affiliates, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, PIM, LLC and any of their affiliates, or any currency or commodity that may be involved in the merger. Pursuant to the Ardea engagement letter, Ardea was engaged to serve as financial advisor to the Special Committee in connection with the sale, transfer or other disposition of all or a majority of the outstanding PZN Class A common stock of the Company. The Ardea engagement letter provides for a transaction fee that is estimated, based on the information available as of the date of announcement, to be approximately $3.14 million, all of which is payable upon consummation of the merger. In addition, the Company agreed to reimburse Ardea for certain expenses and to indemnify Ardea and related persons against certain liabilities that may arise out of Ardea’s engagement. In the two years preceding the date of Ardea’s opinion, Ardea did not receive any compensation in respect of any investment banking services provided to the Company, PIM, LLC, Richard S. Pzena, John P. Goetz or William L. Lipsey, nor is any such compensation currently understood to be contemplated. Ardea may in the future provide investment banking services, financial advisory, underwriting and/or other financial and non-financial services to the Company, PIM, LLC and their affiliates for which Ardea may receive compensation.

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of CastleOak Securities L.P.—Selected Comparable Company Analysis” is hereby amended and supplemented as follows:

The third full paragraph on page 43 of the Proxy Statement is hereby amended and supplemented as follows:

As part of its selected comparable company analysis, CastleOak calculated and analyzed certain ratios and multiples, including: (1) total enterprise value (calculated as the equity value based on fully diluted shares outstanding using the treasury stock method, plus debt and less cash and cash equivalents, after giving effect to certain adjustments for non-controlling interests and equity investments) ( which we refer to as “TEV”) as a multiple of EBITDA for the trailing 12 months ended March 31, 2022 and fiscal years ending in 2022 and 2023 (which we refer to as “TEV / EBITDA”) and (2) the price to earnings multiples for the trailing twelve months ended March 31, 2022 and fiscal years ending in 2022 and 2023 (which we refer to as “P / E”). The TEV / EBITDA multiple of each of the selected comparable companies included in the analysis for the trailing twelve month period ended March 31, 2022 was

4.6x, 5.5x, 6.7x, 5.6x, 3.9x, 5.6x, 6.0x, 6.6x, 3.4x, 3.1x, 3.2x, and 9.1x, respectively. The P / E multiple of each of the selected comparable companies included in the analysis for the trailing twelve month period ended March 31, 2022 was 18.3x, 12.3x, 8.5x, 12.1x, 7.6x, 6.0x, 9.2x, 6.5x, 5.9x, 7.9x, 12.5x, and 6.1x, respectively.

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of CastleOak Securities L.P.—Selected Precedent Merger Analysis” is hereby amended and supplemented as follows:

The fourth paragraph on page 44 of the Proxy Statement is hereby amended and supplemented as follows:

CastleOak reviewed, to the extent publicly available, and analyzed the valuation and financial metrics relating to the following four selected transactions involving companies in the asset management industry, which CastleOak in its professional judgment considered generally relevant for comparative purposes. The peer group that is included in CastleOak’s precedent transaction analysis is comprised of Callodine Group’s acquisition of Manning & Napier in 2022, Pendal’s acquisition of TSW in 2021, Macquarie’s acquisition of Waddell & Reed in 2020, and Perpetual’s acquisition of Barrow Hanley in 2020:

The fifth paragraph on page 44 of the Proxy Statement is hereby amended and supplemented as follows:

For each precedent transaction, CastleOak reviewed the TEV of the target company in the transaction based upon the consideration payable in the transaction as a multiple of the target company’s pro forma EBITDA (which we refer to as “TEV / Pro Forma EBITDA”). The Total Enterprise Value for each of the selected precedent transactions was $238 million, $320 million, $1.7 billion, and $425 million, respectively. The Target AUM for each of the selected precedent transactions was $20.8 billion, $23.6 billion, $131.0 billion, and $44.1 billion, respectively. Estimated financial data of the selected transactions were based on publicly available information.

The first full paragraph on page 45 of the Proxy Statement is hereby amended and supplemented as follows:

After reviewing the above analyses, CastleOak selected a TEV / Pro Forma EBITDA multiple range of 6.0x to 8.0x, and applied such range to the Company’s estimated fiscal year 2022 EBITDA based on the Projections, added the Company’s estimated net excess cash as of June 30, 2022 and present value of certain net tax savings and divided the result by the Company’s implied fully diluted share count using the treasury method based on the fully diluted shares outstanding as of June 30, 2022, all as provided by management of the Company, to calculate a range of implied values of $6.95 to $9.05 per share. The TEV / Pro Forma EBITDA multiple for each of the selected precedent transactions was 6.7x, 7.6x, 6.0x, and 8.0x, respectively.

The section of the Proxy Statement entitled “Special Factors—Opinions of the Company’s Financial Advisors—Opinion of CastleOak Securities L.P.—General” is hereby amended and supplemented as follows:

The second paragraph on page 47 of the Proxy Statement is hereby amended and supplemented as follows:

In the ordinary course of CastleOak’s businesses, CastleOak may provide investment banking and other financial services to the Company, ~~the~~ PIM, LLC, or their respective affiliates, and may receive compensation for the rendering of these services. During the two years preceding the date of its written opinion, CastleOak ~~has~~ did not ~~received~~ receive fees for any such services from the Company or PIM, LLC ~~for any such services~~, or Mr. Pzena, Mr. Goetz or Mr. Lipsey in their individual capacities, or to CastleOak’s knowledge, any of their related persons or affiliates. Other than as previously disclosed, CastleOak will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In the ordinary course of business, CastleOak and its clients may transact in the securities of the Company or their affiliates or related entities. Prior to and ~~may at any time~~ as of the date of CastleOak’s written opinion delivered to the Special Committee dated July 26, 2022, CastleOak did not hold any long or short positions in such securities for its own account.

The section of the Proxy Statement entitled “Unaudited Prospective Financial Information of the Company” is hereby amended and supplemented as follows:

The projections chart on page 51 of the Proxy Statement is hereby amended and supplemented as follows:

Projections

The following table presents a summary of the Projections:

($ in thousands, ~~except Average AUM~~ unless otherwise noted)	2022E	2023E	2024E	2025E	2026E	2027E
Beginning AUM ($ in millions)	$52,521	$52,163	$55,734	$58,222	$60,612	$62,886
New Sales(1)	4,800	3,307	2,400	2,500	2,600	2,700
Net Flows from Existing Clients	(1,733)	(2,330)	(2,685)	(3,008)	(3,343)	(3,688)
Performance	(3,425)	2,594	2,773	2,897	3,017	3,131
Ending AUM ($ in millions)	$52,163	$55,734	$58,222	$60,612	$62,886	$65,028
Average AUM ($ in millions)	$51,009	$53,949	$56,978	$59,417	$61,749	$63,957
Weighted Average Fee Rates	0.390%	0.385%	0.380%	0.375%	0.370%	0.365%
Revenue	$204,080	$211,924	$219,729	$222,890	$228,471	$233,442
Compensation & Benefits	$83,923	$88,554	$93,601	$95,296	$98,108	$100,324
General & Administrative Expenses	25,308	25,999	27,405	28,592	29,435	30,493
Total Expenses	$109,231	$114,533	$121,006	$123,888	$127,544	$130,817
EBITDA	$96,132	$98,655	$100,006	$100,285	$102,210	$103,909
Depreciation	(1,284)	(1,284)	(1,284)	(1,284)	(1,284)	(1,284)
Operating Income	94,849	97,371	98,723	99,001	100,927	102,626
Interest Income	177	154	171	193	208	233
Investment G/L	(288)	2,250	2,500	2,750	3,000	3,250
UBT (4% effective rate)	(9,690)	(3,991)	(4,056)	(4,078)	(4,165)	(4,244)
Corporation Tax (25.7% effective rate)	(21,858)	(24,617)	(25,016)	(25,152)	(25,692)	(26,179)
Net Income	$63,192	$71,168	$72,322	$72,715	$74,277	$75,685
Earnings per Share	$0.74	$0.83	$0.83	$0.81	$0.82	$0.82

(1)	2022 estimate for “New Sales” includes the approximately $2 billion expected from an additional sub-advisory mandate from Vanguard that was expected to be funded in the third quarter of 2022.

The section of the Proxy Statement entitled “Special Factors—Unaudited Prospective Financial Information of the Company—Treatment of Company Equity Awards” is hereby amended and supplemented as follows:

The second paragraph on page 52 of the Proxy Statement is hereby amended and supplemented as follows:

Pursuant to the merger agreement, at the effective time of the merger: (1) each outstanding restricted share of PZN Class A common stock held by a non-employee director will fully vest and be entitled to receive the merger consideration; and (2) each outstanding deferred stock unit corresponding to a share of PZN Class A common stock held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the merger consideration, with settlement to occur in accordance with the original election of such director. The estimated aggregate value of the unvested restricted shares of PZN Class A common stock held by the Company’s non-employee directors is $24,086, the estimated aggregate value of the vested deferred stock units corresponding to a share of PZN Class A common stock held by the Company’s non-employee directors is $6,139,402, and the estimated aggregate value of the unvested deferred stock units corresponding to a share of PZN Class A common stock held by the Company’s non-employee directors is $107,894~~6,271,382~~.

Forward-Looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which PZN operates; new federal or state governmental regulations; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN filed a definitive proxy statement (the “Proxy Statement”) with the SEC on September 27, 2022. PZN commenced mailing the Proxy Statement and a proxy card to its stockholders on or about September 27, 2022. This communication does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the Proxy Statement and all other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference in the Proxy Statement because they contain or will contain important information about the proposed merger. Investors may obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2022 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger has been included in the Proxy Statement and may be included in other relevant materials PZN files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pzena Investment Management, Inc.

Date: October 20, 2022	By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer